UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 9, 2023

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2023, Insulet Corporation (the “Company”) entered into a Patent Assignment and License Agreement with Bigfoot Biomedical, Inc. and Patients Pending, Ltd. (collectively, “Bigfoot”) pursuant to which the Company acquired from Bigfoot approximately 400 patents as well as a significant number of patent applications, and licensed a significant number of additional patents and patent applications on a fully paid-up exclusive or non-exclusive basis.
The foregoing description of the Patent Assignment and License Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Patent Assignment and License Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1+	Patent Assignment and License Agreement, dated February 9, 2023, between Insulet Corporation, Bigfoot Biomedical, Inc. and Patients Pending, Ltd.
104	Cover Page Interactive Date File (formatted as Inline XBRL)

+ Certain portions of this exhibit are considered confidential and have been omitted as permitted under SEC rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
Date: February 14, 2023	By:	/s/ John W. Kapples
	Name:	John W. Kapples
	Title:	Senior Vice President and General Counsel